Filed pursuant to Rule 424(b)(5)
Registration No. 333-222065

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 19, 2017)

Up to $25,000,000 of Common Stock and

121,344 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $25,000,000 of shares of our common stock that we may issue to Lincoln Park Capital Fund, LLC (“Lincoln Park”) from time to time under a Purchase Agreement that we entered into with Lincoln Park on June 28, 2018 (the “Purchase Agreement”), and an additional 121,344 shares of common stock that are being issued to Lincoln Park as a commitment fee for entering into the Purchase Agreement.

The shares offered include:

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128,750 shares of common stock that Lincoln Park is purchasing as an initial purchase under the Purchase Agreement on the date of this prospectus supplement, at a purchase price of $4.00 per share and a total gross purchase price of $515,000;

•

up to $24,485,000 of shares of common stock we may sell to Lincoln Park after the initial purchase from time to time over the next 36 months, at our sole discretion, in accordance with the Purchase Agreement; and

•

121,344 shares of common stock being issued to Lincoln Park as commitment shares in consideration for entering into the Purchase Agreement, valued at $3.30 per share. We will not receive any cash proceeds from the issuance of these commitment shares.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Our common stock trades on the OTCQB under the symbol “BTCY.” On June 27, 2018, the last reported sales price of our common stock on the OTCQB was $3.00 per share.

Investing in our securities involves a high degree of risk. Please see the sections entitled “Risk Factors” on page S-6 of this prospectus supplement, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 28, 2018

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $80,000,000 of which this offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise noted, references in this prospectus to “Biotricity,” the “Company,” “we,” “our,” or “us” means Biotricity Inc., and, unless the context otherwise requires, together with its subsidiaries, including iMedical Innovation Inc., a Canadian corporation (“iMedical”). References to iMedical refer to such company prior to its acquisition by the Company on February 2, 2016.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

Overview

Biotricity Inc. is a leading-edge medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We intend to first focus on a segment of the multi-billion-dollar diagnostic mobile cardiac telemetry market, otherwise known as MCT.

We are developing our Bioflux MCT technology which is comprised of a monitoring device and software component, and are in the process of building strategic relationships to accelerate our go-to-market strategy and growth.

Corporate Information

 Our Company was incorporated on August 29, 2012 in the State of Nevada. At the time of our incorporation, the name of our company was Metasolutions, Inc. On January 27, 2016, we changed our name to Biotricity Inc.

Our principal executive office is located at 275 Shoreline Drive, Redwood City, California, and our telephone number is (416) 214-3678. We also have executive offices at75 International Blvd., Suite 300, Toronto, ON Canada M9W 6L9. Our website address is www.biotricity.com. The information on our website is not part of this prospectus.

THE OFFERING

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Biotricity, Inc.

Securities being offered	•

128,750 shares of common stock that Lincoln Park is purchasing as an initial purchase under the Purchase Agreement on the date of this prospectus supplement, at a purchase price of $4.00 per share and a total gross purchase price of $515,000;

•

up to $24,485,000 of shares of common stock we may sell to Lincoln Park after the initial purchase from time to time over the next 36 months, at our sole discretion, in accordance with the Purchase Agreement; and

•

121,344 shares of common stock being issued to Lincoln Park as commitment shares in consideration for entering into the Purchase Agreement, valued at $3.30 per share. We will not receive any cash proceeds from the issuance of these commitment shares.

Use of proceeds

We intend to use net proceeds of this offering for general corporate purposes, including expanding our products, and for general working capital purposes. See “Use of Proceeds” on Page S-7 of this prospectus supplement.

Risk factors

Investing in our common stock involves a high degree of risk. You should read the description of risks set forth in the “Risk Factors” section of this prospectus supplement or incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

OTCQB ticker symbol	BTCY

Agreement with Lincoln Park Capital Fund, LLC

On June 28, 2018, we entered into a Purchase Agreement with Lincoln Park, pursuant to which, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to $25,000,000 of shares of our common stock (including the initial purchase of $515,000 of our common stock at our discretion as described below.

Pursuant to the Purchase Agreement, in an initial purchase on June 28, 2018, Lincoln Park purchased 128,750 shares (the “Initial Purchase Shares”) of our common stock, at a price of $4.00 per share, for a total gross purchase price of $515,000 (the “Initial Purchase”). As consideration for entering into the Purchase Agreement, we issued 121,344 shares of our common stock to Lincoln Park as a commitment fee (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of the Commitment Shares.

We are filing this prospectus supplement to cover the offer and sale of (i) up to $25,000,000 of shares of our common stock, which consists of (a) the 128,750 Initial Purchase Shares that Lincoln Park purchased in the Initial Purchase for a total gross purchase price of $515,000, and (b) additional shares of common stock with an aggregate offering price of up to $24,485,000, which we may sell from time to time in our sole discretion to Lincoln Park over the next 36 months, subject to the conditions and limitations in the Purchase Agreement, and (ii) the 121,344 Commitment Shares.

In addition to the Initial Purchase, as often as every business day from and after one business day following the date of the Initial Purchase and over the 36-month term of the Purchase Agreement on which the closing price of our common stock is at least $0.50 (the “Floor Price”), and up to an aggregate amount of an additional $24,485,000 (subject to certain limitations) of shares of Common Stock, we have the right, from time to time, in our sole discretion and subject to certain conditions, to direct Lincoln Park to purchase up to 25,000 shares (the “Regular Purchase Share Limit”) of our common stock (each such purchase, a “Regular Purchase”). The Regular Purchase Share Limit will increase to (a) 35,000 shares, if the closing price of our common stock on the purchase date is not below $3.50, and (b) 50,000 shares, if the closing price of our common stock on the purchase date is not below $4.00. In any case, Lincoln Park’s maximum obligation under any single Regular Purchase will not exceed $500,000, unless we mutually agree to increase the maximum amount of such Regular Purchase. The purchase price for shares of common stock to be purchased by Lincoln Park under a Regular Purchase will be the equal to lesser of:

•	the closing sale price for our common stock on the purchase date; and

•	the arithmetic average of the three lowest closing sale prices for our common stock during the ten trading days prior to the purchase date.

If we direct Lincoln Park to purchase the maximum number of shares of common stock we then may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to subject to certain conditions and limitations in the Purchase Agreement, we may direct Lincoln Park to make an “accelerated purchase” of an additional amount of common stock that may not exceed the lesser of (i) 300% of the number of shares purchased pursuant to the corresponding Regular Purchase and (ii) 30% of the total number of shares of our common stock traded during a specified period on the applicable purchase date as set forth in the Purchase Agreement. The purchase price for such shares will be the lesser of:

•	the closing sale price for the common stock on the date of sale; and

•	95% of the volume weighted average price of the common stock over a certain portion of the date of sale as set forth in the Purchase Agreement.

Under certain circumstances and in accordance with the Purchase Agreement, the Company may direct Lincoln Park to purchase shares in multiple accelerated purchases on the same trading day.

We will control the timing and amount of any sales of our common stock to Lincoln Park. There is no upper limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park on a day our closing price is less than the Floor Price.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock.

The Purchase Agreement does not limit our ability to raise capital from other sources at our sole discretion, except that (subject to certain exceptions) (i) we may not enter into any variable rate transaction (as defined in the Purchase Agreement, including the issuance of any floating conversion rate or variable priced equity-like securities) during the 36 months after the date of the Purchase Agreement, and (ii) we may not, for a period of 30 days commencing on the date of the purchase agreement, issue any common stock or securities convertible into common stock.

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

•	the suspension of our common stock from trading or the failure of our common stock to be listed on the OTCQB for a period of one (1) business day;

•

the delisting of our common stock from OTCQB; provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

•

the failure for any reason by the transfer agent to issue the securities offered hereby to Lincoln Park within two business days after the applicable purchase date which Lincoln Park is entitled to receive such securities;

•

any breach of the representations and warranties or covenants contained in the Purchase Agreement or any related agreements with Lincoln Park if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five trading days;

•	our participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement; or

•	if at any time we are not eligible to transfer our common stock electronically via DWAC.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

We may at any time, in our sole discretion, terminate the Purchase Agreement without fee, penalty or cost, upon one trading day written notice. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the SEC and incorporated by reference into this prospectus supplement.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Transition Report on Form 10-KT for the transition period from January 1, 2017 to March 31, 2017, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

If we sell shares of our common stock under the Purchase Agreement, our existing stockholders will experience immediate dilution and, as a result, our stock price may go down.

Pursuant to the Purchase Agreement, we have agreed to sell $515,000 of shares of common stock to Lincoln Park as the Initial Purchase, up to an additional $24,485,000 shares of common stock over a 36-month period at our option and subject to certain limitations, and 121,344 shares of common stock as consideration for Lincoln Park’s commitment to enter into Purchase Agreement. For additional details on this financing arrangement, please refer to “Plan of Distribution” located elsewhere in this prospectus supplement. The sale of shares of our common stock pursuant to the Purchase Agreement will have a dilutive impact on our existing stockholders. Lincoln Park may resell some or all of the shares we issue to it under the Purchase Agreement and such sales could cause the market price of our common stock to decline, which decline could be significant.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payments of dividends rests within the discretion of our board of directors, we have not paid any cash dividends on our common shares and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents and information incorporated by reference in this prospectus supplement include forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

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our possible or assumed future results of operations;

•

our business strategies;

•

our ability to attract and retain customers;

•

our ability to sell additional products and services to customers;

•

our cash needs and financing plans;

•

our competitive position;

•

our industry environment;

•

our potential growth opportunities;

•

the effects of future regulation; and

•

the effects of competition.

All statements in this prospectus supplement and the documents and information incorporated by reference in this prospectus supplement that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we offer, the offering price per share and the applicable offering discount rate. We received gross proceeds of $515,000 from the Initial Purchase and may receive gross proceeds of up to an additional $24,485,000 over the term of the Purchase Agreement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $25,000,000 in gross offering proceeds permitted by this prospectus supplement.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for general corporate purposes, including expanding our products, and for general working capital purposes. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $25,000,000 of shares of our common stock that we may issue to Lincoln Park from time to time under a Purchase Agreement that we entered into with Lincoln Park on June 28, 2018, and an additional 121,344 shares of common stock that are being issued to Lincoln Park as Commitment Shares for entering into the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Pursuant to the Purchase Agreement, in the Initial Purchase, Lincoln Park is purchasing 128,750 shares of our common stock, at a price of $4.00 per share, for a total gross purchase price of $515,000. As often as every business day from and after one business day following the date of the Initial Purchase and over the 36-month term of the Purchase Agreement on which the closing price of our common stock is at least the Floor Price, and up to an aggregate amount of an additional $24,485,000 (subject to certain limitations) of shares of our common stock, we have the right, from time to time, in our sole discretion and subject to certain conditions, to direct Lincoln Park to purchase up to 25,000 shares of Common Stock in a Regular Purchase, with such amount increasing as the closing sale price of the Common Stock increases; provided Lincoln Park’s obligation under any single Regular Purchase will not exceed $500,000, unless we and Lincoln Park mutually agree to increase the maximum amount in such Regular Purchase.

If we direct Lincoln Park to purchase the maximum number of shares of common stock we then may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, we may direct Lincoln Park to make an “accelerated purchase” of an additional amount of common stock that may not exceed the lesser of (i) 300% of the number of shares purchased pursuant to the corresponding Regular Purchase and (ii) 30% of the total number of shares of our common stock traded during a specified period on the applicable purchase date as set forth in the Purchase Agreement. Under certain circumstances and in accordance with the Purchase Agreement, the Company may direct Lincoln Park to purchase shares in multiple accelerated purchases on the same trading day.

We will control the timing and amount of any sales of our common stock to Lincoln Park. There is no upper limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park on a day our closing price is less than the Floor Price.

As consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 121,344 shares of Common Stock. The Company will not receive any cash proceeds from the issuance of these shares.

We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one trading day written notice. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

        We may suspend the sale of shares to Lincoln Park pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the OTCQB at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

 We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have entered into an agreement with Financial West Group (“FWG”), member FINRA/SIPC, a registered broker-dealer and FINRA member, pursuant to which FWG agreed to act as the placement agent in connection with the Purchase Agreement with Lincoln Park. FWG will receive a fee of $9,000 as compensation in connection with its service. We will also reimburse FWG for its legal expenses in connection with the offering up to $6,000. We also agreed to indemnify and hold harmless FWG against certain liabilities, including liabilities under the Securities Act. Following receipt of the placement fee, FWG will not be entitled to any additional compensation upon the closing of any subsequent stock sales effected pursuant to the purchase agreement, and FWG will not be deemed a “distribution participant” in connection with any subsequent sales of stock pursuant to this prospectus. We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

LEGAL MATTERS

Sichenzia Ross Ference Kesner LLP, New York, New York, will pass upon the validity of the securities offered by this prospectus supplement.

EXPERTS

The consolidated financial statements of Biotricity Inc. as of and for the three and twelve months ended March 31, 2017, March 31, 2016, December 31, 2016 and December 31, 2015 appearing in Biotricity Inc.’s Transition Report on Form 10-K for the transition period from January 1, 2017 to March 31, 2017 have been audited by SRCO Professional Corporation, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Biotricity Inc. as of and for the years ended December 31, 2016 and December 31, 2015 appearing in Biotricity Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by SRCO Professional Corporation, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. These documents are on file with the SEC under file number 333-201719. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

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our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017;

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our Transition Report on Form 10-KT for the period from January 1, 2017 to March 31, 2017 filed with the SEC on June 29, 2017;

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our Quarterly Reports on Form 10-Q for the periods ended June 30, 2017, September 30, 2017, and December 31, 2017 filed with the SEC on August 14, 2017, November 14, 2017, and February 14, 2018, respectively;

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our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 23, 2017, March 9, 2017, March 29, 2017, April 6, 2017, April 25, 2017, May 4, 2017, June 2, 2017, June 21, 2017, July 6, 2017, August 4, 2017, November 2, 2017, December 18, 2017, December 26, 2017, January 17, 2018, January 26, 2018, and March 16, 2018, and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering

 Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Waqaas Al-Siddiq, Biotricity Inc., 275 Shoreline Drive, Suite 150, Redwood City, CA 94065, telephone number (800) 590-4155.

PROSPECTUS

$80,000,000

BIOTRICITY INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $80,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.1 of Form S-3 was approximately $84,897,569 based on 21,863,360 shares of common stock outstanding, of which 17,151,024 shares were held by non-affiliates, and a last reported sale price on the OTCQB marketplace of $4.95 per share on December 13, 2017.

 Our common stock is currently quoted on the OTCQB under the symbol “BTCY.” On December 13, 2017, the last reported sales price for our common stock was $4.95 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 9, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated December 19, 2017

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $80,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless otherwise noted, references in this prospectus to “Biotricity,” the “Company,” “we,” “our,” or “us” means Biotricity Inc., the registrant, and, unless the context otherwise requires, together with its subsidiaries, including iMedical Innovation Inc., a Canadian corporation (“iMedical”). References to iMedical refer to such company prior to its acquisition by the Company on February 2, 201 6.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	our possible or assumed future results of operations;

•	our business strategies;

•	our ability to attract and retain customers;

•	our ability to sell additional products and services to customers;

•	our cash needs and financing plans;

•	our competitive position;

•	our industry environment;

•	our potential growth opportunities;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	the effects of future regulation; and

•	the effects of competition.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT BIOTRICITY

Our Business

Biotricity Inc. is a leading-edge medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We intend to first focus on a segment of the multi-billion-dollar diagnostic mobile cardiac telemetry market, otherwise known as MCT.

We are in the final stages of development of our Bioflux MCT technology, which is comprised of a monitoring device and software component, and are in the process of building strategic relationships to accelerate our go-to-market strategy and growth.

Corporate Overview

Our Company was incorporated on August 29, 2012 in the State of Nevada. At the time of incorporation, the name of our company was Metasolutions, Inc. On January 27, 2016, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada effective as of February 1, 2016, whereby, among other things, we changed our name to Biotricity Inc. and increased the authorized number of shares of common stock from 100,000,000 to 125,000,000 and “blank check” preferred stock from 1,000,000 to 10,000,000. iMedical was incorporated on July 3, 2014 under the Canada Business Corporations Act.

Our principal executive office is located at 275 Shoreline Drive, Redwood City, California, and our telephone number is (416) 214-3678. We also have executive offices at75 International Blvd., Suite 300, Toronto, ON Canada M9W 6L9. Our website address is www.biotricity.com. The information on our website is not part of this prospectus.

The Acquisition Transaction

On February 2, 2016 we completed our acquisition of iMedical through our indirect subsidiary 1062024 B.C. LTD., a company existing under the laws of the Province of British Columbia (“Exchangeco”) (collectively referred to as the “Acquisition Transaction”). In connection with the closing of the Acquisition Transaction, the former shareholders of iMedical entered into a transaction whereby their existing common shares of iMedical were exchanged for either: (a) shares in the capital of Exchangeco that are exchangeable for shares of our common stock at the same ratio as if the shareholders exchanged their common shares in iMedical at the consummation of the Acquisition Transaction for our common stock (the “Exchangeable Shares”); or (b) shares of our common stock, which (assuming exchange of all such Exchangeable Shares) would equal in the aggregate a number of shares of our common stock that constitute 90% of our issued and outstanding shares as of the date of the closing date of the Acquisition Transaction.

On February 2, 2016, we also entered into an Exchange Agreement with 1061806 BC LTD. (“Callco”), a British Columbia corporation and our wholly owned subsidiary, Exchangeco, iMedical and the former shareholders of iMedical (the “Exchange Agreement”), whereby Exchangeco acquired 100% of the outstanding common shares of iMedical, taking into account the Exchangeable Share Transaction (as defined below). After giving effect to this transaction, we commenced operations through iMedical, as facilitated by our 100% ownership of Exchangeco (other than the Exchangeable Shares) and Callco. Effective on the closing of the Acquisition Transaction, (a) the Company issued approximately 1.197 shares of its common stock in exchange for each common share of iMedical held by iMedical shareholders who in general terms, are not residents of Canada, and (b) shareholders of iMedical who in general terms, are Canadian residents (for the purposes of the Income Tax Act (Canada)) (the “Eligible Holders”) received approximately 1.197 Exchangeable Shares in the capital of Exchangeco in exchange for each common share of iMedical held (collectively, (a) and (b) being, the “Exchangeable Share Transaction”).  As part of the Exchangeable Share Transaction, we entered into a Voting and Exchange Trust Agreement (the “Trust Agreement”) with Exchangeco, Callco and Computershare Trust Company of Canada (the “Trustee”).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in the registration statement on Form S-1 we filed with the SEC on August 11, 2017 and our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 125,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 13, 2017, there were 21,863,360 shares of Common Stock issued and outstanding, and 9,123,031 Exchangeable Shares issued and outstanding that convert directly into common shares, which when combined with Common Stock produce an amount equivalent to 30,986,391 outstanding shares upon the exchange of Exchangeable Shares.

Common Stock

Pursuant to Article II of the Amended and Restated By-laws of the Company, each holder of Common Stock and securities exchangeable into Common Stock that vote with the Common Stock are entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Nevada law. Unless the vote of a greater number or voting by classes is required by Nevada statute, the Company’s Articles of Incorporation or its bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the capital stock (or securities exchangeable in accordance with their terms into capital stock of the Company) present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Furthermore, except as otherwise required by law, the Company’s Articles of Incorporation or its bylaws, directors shall be elected by a plurality of the voting power of the capital stock (or securities exchangeable in accordance with their terms into capital stock of the Company) present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The stockholders do not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock is not being subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Nevada, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock. Shares of our Common Stock are subject to transfer restrictions.

Transfer Agent and Registrar

Action Stock Transfer Corporation is the transfer agent for our shares of common stock. Its address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121; Telephone: (801) 274-1088.

Listing

Our common stock is currently quoted on the OTCQB under the symbol “BTCY”.

DESCRIPTION OF PREFERRED STOCK

Blank-Check Preferred Stock

We are currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as the Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Nevada Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	• the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Special Voting Preferred Stock

The Board authorized the designation of a class of the Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, iMedical and its shareholders have entered into a transaction pursuant to which the eligible holders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, received Exchangeable Shares. The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of the Special Voting Preferred Stock issued to the Trustee.

In that regard, we have designated one share of preferred stock as the Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of the Special Voting Preferred Stock entitle the holder (the Trustee and, indirectly, the holders of the Exchangeable Shares) to the following:

•

the right to vote in all circumstances in which holders of our common stock have the right to vote, with the common stock as one class;

•

an aggregate number of votes equal to the number of shares of our common stock that are issuable to the holders of the outstanding Exchangeable Shares;

•

the same rights as the holders of our common stock as to notices, reports, financial statements and attendance at all stockholder meetings;

•

no entitlement to dividends; and

•

a total sum of $1.00 upon windup, dissolution or liquidation of the Company.

The Company may cancel the Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of iMedical of its affiliates, which could require iMedical or its affiliates to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through the Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Eligible Holders to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances.

DESCRIPTION OF WARRANTS

  We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities

•	any delayed delivery arrangements

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the OTCQB at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements of Biotricity Inc. as of and for the three and twelve months ended March 31, 2017, March 31, 2016, December 31, 2016 and December 31, 2015 appearing in Biotricity Incorporated’s Transition Report on Form 10-K for the transition period from January 1, 2017 to March 31, 2017 have been audited by SRCO Professional Corporation, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017;

•	our Transition Report on Form 10-K for the period from January 1, 2017 to March 31 2017 filed with the SEC on June 29, 2017;
•	our Quarterly Reports on Form 10-Q for the periods ended September 30 and June 30, 2017, filed with the SEC on November 14 and August 14, 2017, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 6, 2017, April 25, 2017, May 4, 2017, June 2, 2017, June 21, 2017, July 6, 2017, August 4, 2017, November 2, 2017, and December 18, 2017;

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Waqaas Al-Siddiq, Biotricity Inc., 275 Shoreline Drive, Suite 150, Redwood City, CA 94065, telephone number (416) 640-7887.

Up to $25,000,000 of Common Stock and

121,344 Shares of Common Stock

PROSPECTUS SUPPLEMENT

June 28, 2018